ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF RESTATEMENT
                                    OF THE
                          ARTICLES OF INCORPORATION
                                      OF
                       FINANCIAL INDUSTRIAL FUND, INC.

      Financial Industrial Fund, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies that:

      FIRST: Article First of the Articles of Restatement of the Articles of Incorporation of the Company is hereby amended to read as follows:

      NAME AND TERM  The name of the corporation is

                          "INVESCO GROWTH FUND, INC."

      and it shall have perpetual existence.

      SECOND:  The foregoing  amendment,  in accordance with the requirements of
      Section 2-408 of the General Corporation Law of the State of Maryland approved by the Board of Directors of the Company on October 19, 1994.

      THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 2-605 of the General Corporation Law of the State of Maryland.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, Financial Industrial Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 17th day of November, 1994.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                    FINANCIAL INDUSTRIAL FUND, INC.

                                    BY:   /s/ Dan H. Hesser
                                          --------------------------
                                          DAN J. HESSER
                                          President
[SEAL]

WITNESSED:

/s/ Glen A. Payne
--------------------
GLEN A. PAYNE, Secretary

                                 CERTIFICATION

I, Ruth A. Christensen, a notary public in and for the County of Denver, City of Denver, and State of Colorado, do hereby certify that Dan J. Hesser, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 17th day of November, 1994.


                                          Ruth A. Christensen
                                          ------------------------
                                          Notary Public
                                          7800 E. Union Avenue
                                          Denver, Colorado 80237
[SEAL]

My commission expires March 16, 1998